Execution Version


                          REGISTRATION RIGHTS AGREEMENT



            This Registration Rights Agreement ("Agreement") dated December ___, 1997 by and between THE RECOVERY NETWORK, INC., a Colorado corporation ("RNET"), and ___________________________, an individual residing in ___________________
("Shareholder"),

                                   WITNESSETH:

            WHEREAS, Shareholder is the holder of ____ shares of the Common Stock, par value $0.01 per share, of RNET ("Common Stock"); and

            WHEREAS, the shares of Common Stock held by Shareholder ("Shares") constitute "restricted securities" as defined in Rule 144; and

            WHEREAS, Shareholder and any Transferees will be obligated to hold the Shares indefinitely, absent registration or the applicability of an exemption from registration under the Securities Act; and

            WHEREAS, the parties desire to provide certain registration rights with respect to the Shares in order to enhance the transferability thereof;

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                        (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                        (b) "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute and the rules and regulations thereunder, in effect at the time.

                        (c) "Prospectus" shall mean the prospectus relating to the Shares included in any Registration Statement at the time it becomes effective and, in the event of any amendment or supplement to such prospectus after the effective date of such Registration Statement, shall also mean (from and after the effectiveness of such amendment or the filing with the Commission of such supplement) such prospectus as so amended or supplemented.

                        (d) "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the Commission.

                        (e) "Registrable Securities" shall mean all Common shares of RNET which were delivered pursuant to Section 4(a) of the Agreement and Plan of Merger dated December __, 1997, and attached hereto as Exhibit A.

                        (f) "Registration Statement" shall mean the registration statement filed by RNET in accordance herewith, including exhibits and financial statements thereto, in the form in which it shall become effective and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended.

                        (g) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor to such rule that may be promulgated by the Commission.

                        (h) "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute and the rules and regulations thereunder, in effect at the time.

                        (i) "Transferee" shall mean any valid transferee of the Shares who acquires registration rights pursuant to Section 5.

            2. RIGHT TO REGISTRATION. (a) On or after the date hereof, Shareholder shall have the right, exercisable upon written notice to RNET, to have the Shares included in any Registration Statement, containing therein a Prospectus, filed from time to time by RNET (other than a registration statement with respect to the resale of Financing Shares (as such term is defined in the Company's Prospectus dated September 29, 1997)), on such form as may then be required or available for use by RNET under the Securities Act to permit the public offering of shares of the Common Stock. Such request shall specify the number of Shares proposed to be subject to such Registration Statement. RNET shall use its best efforts, including the filing of any amendments or supplements thereto, to have any such Registration Statement declared effective under the Securities Act as soon as practicable after the filing date thereof. RNET shall also use its best efforts to keep any such Registration Statement and the accompanying Prospectus effective and current under the Securities Act at its expense for period of 90 days after its effective date. Notwithstanding the foregoing, the obligation of RNET under this Section 2(a) is subject to (i) the right of RNET or the managing underwriter, if any, to limit the number of Shares to be included in any registration hereunder if RNET or such underwriter determines in good faith that the offering of the requested number of Shares will adversely affect the market for the Common Stock and (ii) the provisions of
Section 3. During the term of this Agreement, RNET shall not grant registration rights to any person that would allow such person to have "piggy-back" registration rights unless such rights specifically provide for Shareholder's shares of Common Stock to be included, at Shareholder's election, in the same registration statement as such person's shares and for any limitations to be imposed against such person's shares prior to limitations being imposed on Shareholders' shares.

                        (b) In  connection  with any  Registration  Statement or
similar document filed pursuant to this Section 2, RNET shall take all reasonable steps to cause the shares of Common Stock covered by such Registration Statement to be eligible for public offering and sale by the effective date of such Registration Statement under the securities or blue sky laws of such states as may be appropriate; provided that in no event shall RNET be obligated to qualify to do business in any state where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process or to general taxation in any state where it is not so subject at such time. RNET shall use its best efforts to keep such blue sky and state filings current for the length of time it must keep the Registration Statement, the Prospectus, or any amendment thereto effective pursuant to this Section 2.

                        (c) In  connection  with  any  filing  pursuant  to this
Section 2, RNET shall bear all of the expenses and professional fees (other than fees of separate counsel of Shareholder and Transferees, underwriting discounts, commissions, and transfer taxes) which arise in connection with such filings, including without limitation fees under the blue sky laws, the Securities Act, and the Exchange Act, and all expenses incurred in making such filings and keeping the filings effective and current, as required by this Agreement or by applicable law, and shall also provide to Shareholder and Transferees (if they are engaged in the distribution) a reasonable number of printed copies of the Prospectus in preliminary and final form. RNET consents to the use of the Prospectus in connection with the sale of the Shares pursuant to the Securities Act and the rules and regulations promulgated thereunder.

                        (d) Shareholder and each Transferee participating in a registration hereunder shall furnish to RNET in writing promptly upon the request of RNET all additional information regarding Shareholder or such Transferee, as the case may be, the Shares proposed to be included in the registration, and such other information as shall be required in the opinion of RNET in connection with the proposed registration by the applicable federal securities laws and the securities laws of states in which the Shares are contemplated to be distributed. All information furnished by Shareholder or any Transferee shall be signed by Shareholder or such Transferee, as the case may be, and shall be stated to be specifically for use in connection with the registration.

                        (e) Notwithstanding anything to the contrary, RNET may, at any time upon notice to Shareholder and each Transferee participating in a registration, terminate the effectiveness of any Registration Statement or, upon notice to Shareholder or any such Transferee, withdraw from the Registration Statement the Shares of Shareholder or such Transferee if, in the opinion of counsel for RNET, there shall have arisen any legal impediment to the offer of the Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in such offer; provided that RNET shall use its best efforts to resolve such matter as promptly as practicable, and, promptly after such matters shall be resolved to the satisfaction of counsel for RNET, shall cause the registration pursuant to this Agreement of Shares formerly covered by the Registration Statement that were removed from registration by such action of RNET.

                        (f) Neither Shareholder nor any Transferee shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

            3. LIMITATIONS ON RESALE. (a) Subject to Section 3(c), if RNET in good faith determines that resales of the Shares (i) may adversely affect the market price of any security with respect to which RNET is contemplating a public or private offering; (ii) may adversely affect the negotiation of any contemplated acquisition, merger, consolidation, reorganization, or other business combination or the making of arrangements preparatory to an exchange or tender offer, stock split, redemption, or other significant corporate transaction; or (iii) may require RNET to disclose material developments affecting RNET and its business that may adversely affect the market price of any security of RNET or the terms upon which RNET may consummate any transaction specified in clause (ii) above and that RNET would otherwise not be required by law to disclose at such time; RNET may, by notice to Shareholder and Transferees, limit resales of the Shares from time to time pursuant to any Registration Statement filed pursuant to this Agreement for one or more periods of up to 20 consecutive trading days specified in such notice by requiring Shareholder and Transferees to abstain from selling any Shares pursuant to the Registration Statement. The notice by RNET pursuant to this Section 3(a) shall be effective immediately upon receipt with respect only to resales not then completed or contractually committed to by Shareholder or any Transferee, and Shareholder or any Transferee receiving such notice shall immediately limit resales of the Shares as specified in the notice.

                        (b) If, after giving notice pursuant to Section 3(a), RNET determines that the contemplated offering of securities, acquisition, merger, consolidation, reorganization, share exchange, or other business combination will not occur or will be delayed or determines that resales of the Shares will not adversely affect such an offering or transaction or require affirmative disclosure adverse to RNET's interests, RNET shall promptly notify Shareholder and Transferees that the prior notice and the limitations contained in such notice are rescinded.

                        (c) RNET shall be entitled to restrict resales of the Shares for an aggregate maximum of 60 trading days pursuant to Section 3(a). The time period for effectiveness of any Registration Statement filed under Section 2 shall be extended automatically by one day for each day of any interruption or limitation pursuant to this Section 3.

            4. INDEMNIFICATION. (a) RNET shall indemnify and hold harmless Shareholder and each Transferee participating in a registration pursuant to this Agreement, each of its officers and directors, if applicable, and each person controlling Shareholder or such Transferee, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all expenses, claims, losses, damages, and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the Prospectus, or other document incident thereto, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by RNET of any rule or regulation promulgated under the Securities Act applicable to RNET and relating to action or inaction required of RNET in connection with the Registration Statement or the Prospectus, and shall reimburse Shareholder and such Transferee and each other person indemnified pursuant to this Section 4(a) for any legal and any other expenses reasonably incurred in connection with investigating, preparing, or defending any such claim, loss, damage, liability, or action; provided, however, that RNET shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to RNET by an instrument duly executed by or on behalf of Shareholder or such Transferee and stated to be specifically for use in the Registration Statement or the Prospectus.

                        (b) Shareholder and each Transferee, by participating in a registration pursuant to this Agreement, thereby agree to indemnify and hold harmless RNET, its officers and directors, each underwriter, if any, of RNET's securities covered by a Registration Statement, each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and their respective successors, against all claims, losses, damages, and liabilities to third parties (or actions in respect thereof) arising out of or based on any violation of the Securities Act or of applicable state securities laws or arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus or other document incident thereto, or filed with the Commission or any securities exchange, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse RNET and each other person indemnified pursuant to this Section 4(b) for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to RNET by an instrument duly executed by or on behalf of Shareholder or such Transferee and stated to be specifically for use in the Registration Statement or in the Prospectus.

                        (c) Each party  entitled to  indemnification  under this
Section 4 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                        (d) If the indemnification provided in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

            5. TRANSFER OF REGISTRATION RIGHTS. The registration rights set forth herein shall be transferable, upon ten days' written notice to RNET, to any person validly acquiring the Shares; provided that if notice of the transfer of such registration rights to any such person is given to RNET after the thirtieth day following notice to Shareholder and such Transferees pursuant to
Section 2(a), Shareholder transferring such rights shall pay all costs and expenses reasonably incurred by RNET in including such Transferee in the requested registration, including reasonable counsel fees of RNET; and provided further that any such Transferee shall be subject to all of the terms and conditions of this Agreement.

            6. MISCELLANEOUS. (a) This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

            (b) No modification,  amendment,  or waiver of this Agreement or any provision hereof shall be effective unless in writing and executed by Shareholder and RNET. Any modification, amendment, or waiver of this Agreement or any provision hereof adopted in accordance with this Section 6 shall bind all Transferees.

            (c) All amendments and waivers under this Agreement and all notices, consents, demands, requests, approvals, and other communications that are required or may be given hereunder shall, unless otherwise provided herein, be in writing and shall be deemed to have been given when hand delivered or two days after being mailed, by certified mail, return receipt requested, to the intended recipient as follows, or to such other address as the party may provide in accordance with this Section 6:


         If to RNET:

                     THE RECOVERY NETWORK, INC.
                     506 Santa Monica Boulevard, Suite 400
                     Santa Monica, CA  90401
                     Attn:  Greg Richey
         with a copy to:

                     Holme Roberts & Owen LLP
                     1700 Lincoln, Suite 4100
                     Denver, CO  80203
                     Attn:  Garth B. Jensen

         If to Shareholder:

                        At the address set forth on the signature page

            (d) Shareholder hereby acknowledges that (i) RNET may not file any registration statement prior to the first year anniversary of RNET's initial public offering without the prior written consent of Whale Securities Co., L.P. and (ii) RNET has informed Shareholder that it currently does not intent to seek to file any registration statement on its behalf prior to such date.

            (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             THE RECOVERY NETWORK, INC.


                                             By: _______________________________



                                             SHAREHOLDER


                                             By: _______________________________

                                             Address:___________________________

                                                     ___________________________

                                                     ___________________________